LEXINGTON REALTY TRUST TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015

Contact:
Investor or Media Inquiries, T. Wilson Eglin, CEO
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: tweglin@lxp.com

FOR IMMEDIATE RELEASE
January 31, 2011

LEXINGTON REALTY TRUST ANNOUNCES
REFINANCING OF REVOLVING CREDIT FACILITY

New York, NY – January 31, 2011 – Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announced that it has refinanced its secured revolving credit facility, which was scheduled to mature in February, 2011, with a $300.0 million secured revolving credit facility with KeyBank National Association, as agent. This represents an increase in availability of $80.0 million over the amount of the previous facility. As of December 31, 2010, no borrowings were outstanding under the previous facility.

The new facility bears interest at 2.50% over LIBOR if Lexington’s leverage ratio is less than 50%, 2.85% over LIBOR if Lexington’s leverage ratio is between 50% and 60% and 3.00% if Lexington’s leverage ratio exceeds 60%. The previous facility had a flat interest rate of 2.85% over LIBOR. The new facility matures in January, 2014 but can be extended until January, 2015 at Lexington’s option.

The new credit facility is secured by ownership interest pledges and guarantees by certain of Lexington’s subsidiaries that in the aggregate own interests in a borrowing base consisting of 80 properties. With the consent of the lenders, Lexington can increase the size of the revolving credit facility by $225.0 million (for a total facility size of $525.0 million).

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net-lease area. Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington’s control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the failure to continue to qualify as a real estate investment trust, (2) changes in general business and economic conditions, including the impact of the current global financial and credit crisis, (3) competition, (4) increases in real estate construction costs, (5) changes in interest rates, (6) changes in accessibility of debt and equity capital markets, and (7) failure to maintain leverage ratios specified in the credit facility agreement or comply with financial covenants in the credit facility agreement. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “is optimistic” or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

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